UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2002

Commission file number 1-13163

TRICON GLOBAL RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On April 29, 2002 TRICON Global Restaurants, Inc. issued a press release with respect to their earnings for the first quarter ended March 23, 2002. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated April 29, 2002 from TRICON Global Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICON GLOBAL RESTAURANTS, INC. (Registrant)

Date: May 1, 2002	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

TRICON GLOBAL RESTAURANTS, INC. REPORTS FIRST-QUARTER
ONGOING OPERATING EARNINGS OF $0.80 PER SHARE

UP 37% FROM $0.59 A YEAR AGO

•  RAISES FULL-YEAR 2002 ONGOING OPERATING EPS
GUIDANCE TO $3.63 - $3.70 FROM $3.56 - $3.63

•  REPORTS APRIL (PERIOD 4) SALES

LOUISVILLE, Ky., April 29, 2002 - Tricon Global Restaurants, Inc. (NYSE: YUM) reported results for the first quarter ended March 23, 2002.

Key components of first-quarter performance:

  Tricon's worldwide revenues increased 7%; ongoing operating profit increased 24%.
  For Tricon's international business, revenues increased 10% in U.S. dollar terms or 13% prior to foreign exchange conversion. Ongoing operating profit increased 11% in U.S. dollar terms or 16% prior to foreign exchange conversion.
  For the U.S. business, revenues increased 6% and ongoing operating profit increased 25%. Restaurant margin increased 1.9 percentage points.
  Tricon generated over $280 million in cash, prior to $132 million of capital spending.

Financial Highlights
($ Million Except Per-Diluted-Share Amounts)

                                                            % Change Vs.
                                                  Q1         Prior Year
                                            -----------    -------------
             System Sales                       5,243             5
             Revenues                           1,614             7
             Ongoing Operating Earnings          124             41
                As % of Revenue                  7.7%          +1.8 ppts

             -----------------------------------------------------------
             Ongoing Operating EPS              0.80             37
             -----------------------------------------------------------

             Net Facility Actions EPS          (0.05)            NM
             Unusual Items EPS                  0.05             NM
             Reported EPS                       0.80             37

David C. Novak, Chairman and CEO said, "First quarter results reflect our ongoing progress in growing revenues and earnings in both our international and U.S. businesses. Continued global expansion with outstanding returns led to double-digit increases in international ongoing operating profit, both in U.S. dollars and prior to foreign currency conversion. Each of our U.S. brands posted same-store sales growth, which led to substantially increased restaurant-level margin and 25% ongoing operating profit growth for the U.S. business.

During the quarter, we executed two initiatives that will accelerate two of our long-term revenue-driving strategies: leading the way in multibrand innovation and improving day-to-day restaurant operations. First, we signed a definitive agreement to acquire Long

John Silver's and A&W All-American Food Restaurants to drive multibranding leadership. We have successfully tested combining KFC and Taco Bell with A&W and Long John Silver's and have seen increases in our average unit sales volumes of 20% to 30% and EBITDA of 30% to 50%. The acquisition has the potential to ultimately enable multibranding in 12,000 of our nearly 17,000 traditional U.S. restaurants and be expanded internationally. We are confident multibranding is a key enabler for accelerating the renewal of our existing asset base and adding new units with excellent returns for our shareholders. I am pleased to report the acquisition transition is proceeding smoothly, and we expect the transaction to close within the next few weeks.

Second, we launched our worldwide Customer Mania initiative that we expect will result in improved restaurant operations. We are aligning with our global franchise partners to train our 725,000 team members around the world on delivering a consistent customer experience with a "Yes" attitude. Through Customer Mania training, our team members learn how to better execute our operational basics and are empowered to solve customer problems on the spot.

For the second quarter, we expect to post another set of solid results with ongoing operating earnings per share of $0.83-$0.87. Given our strong start to the year and our optimism for the balance of the year, we are raising our full-year 2002 ongoing operating EPS guidance to $3.63-$3.70 from $3.56-$3.63. We also expect shareholders to approve our company name change to Yum! Brands, Inc. at our annual shareholders meeting on May 16. Our new name will better reflect our expanding portfolio of brands and our unique recognition culture. Everything is in place for 2002 to be an excellent year for Yum! Brands."

Following is an update on Tricon's business segments and key growth drivers, which include global expansion, portfolio of leading U.S. brands, multibranding, franchise fees and cash generation and returns:

INTERNATIONAL BUSINESS PERFORMANCE

-------------------------------------------------------------------------------
                                                    Q1
                               ------------------------------------------------
                                                          Inc / (Dec)
                                                  -----------------------------
                               2002      2001     Reported     Excl F/x(a)
                             -------   -------    ---------    ----------------
 Revenues                      $480      $436       +10%           +13%
 ($ millions)

 Restaurant Margin            15.4%     14.7%      0.7ppts       0.7ppts

 Ongoing Operating Profit      $82       $74        +11%           +16%
 ($ millions)
-------------------------------------------------------------------------------
  Prior to foreign exchange conversion to U.S. dollars.

In the first quarter for Tricon's international business, new-restaurant development was the primary driver of revenue and ongoing operating profit growth. The adoption of SFAS 142, which included the elimination of goodwill amortization, contributed 4 percentage points of ongoing operating profit growth for the quarter. Restaurant margin increased 0.7 percentage points primarily due to the adoption of SFAS 142.

For the full year 2002, the company expects international revenues to grow at a low-double-digit rate and international ongoing operating profit to grow at least 15%. Ongoing operating profit growth includes the impact of foreign currency translation and the favorable impact of the adoption of SFAS 142. Based on current foreign currency rates, the company expects an approximate $9 to $12 million adverse impact of foreign currency conversion on ongoing operating profit for the full year 2002.

UNITED STATES PORTFOLIO PERFORMANCE

----------------------------------------------------------------------
                                                Q1
                                   -----------------------------------
                                    2002       2001        Inc / (Dec)
                                   ---------  --------    ------------

U.S. Portfolio Same-Store Sales       +5%      Even           NM

Revenues                           $1,134    $1,070          +6%
($ millions)

Restaurant Margin                   15.7%     13.8%        +1.9ppts

Ongoing Operating Profit            $175      $140          +25%
($ millions)
----------------------------------------------------------------------

In the first quarter 2002 for Tricon's U.S. portfolio of brands, blended same-store sales at company restaurants increased 5% and consisted of an 8% increase at Taco Bell, a 5% increase at KFC, and a 2% increase at Pizza Hut. Increases in system-wide same-store sales for all brands drove revenue growth of 6% for the quarter. Restaurant margin improved 1.9 percentage points, primarily due to positive same-store sales growth and the adoption of SFAS 142. Ongoing operating profit increased 25% primarily as a result of solid revenue growth. The adoption of SFAS 142 contributed 4 percentage points of ongoing operating profit growth for the quarter.

For the balance of the year, the company expects U.S. portfolio blended same-store sales to grow at least 2%.

WORLDWIDE NEW-RESTAURANT DEVELOPMENT

-----------------------------------------------
                                          Q1
                                        -------
Restaurant Openings(a)
  Worldwide                              236
  International                          171
  United States                           65

Restaurant Net Growth Vs. Q1 2001(a)
  Worldwide                               +2%
  International                           +7%
  United States                           (1)%
-----------------------------------------------
  Excluding licensed locations

Worldwide net restaurant growth of 2%, versus first quarter 2001, was primarily driven by the company's four high-growth international markets - China, Mexico, Korea and the U.K. - as well as solid growth by international franchisees. Versus first quarter 2001, net restaurant growth was 35% in China, 15% in Mexico and Korea, and 7% in the U.K.

One point not reflected, which primarily affects U.S. net restaurant growth statistics, is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the sales and points of distribution for the added brand, result in no additional unit counts. Though no additional unit counts are realized, these conversions drive significant increases in same-store sales and result in upgraded, new-image restaurants for the U.S. business. Similarly, a newly opened multibrand unit, while increasing sales and points of distribution for two brands, results in just one additional unit count.

For 2002, we expect 5% to 6% net growth in international restaurants and no net change in the U.S. This forecast excludes licensed locations.

MULTIBRANDING

---------------------------------------------------
                                                Q1
                                             ------
System-wide Multibrand Net Additions            37
Total System-wide Multibrand Restaurants     1,566
---------------------------------------------------

In the quarter, U.S. net additions totaled 35 and international 2. In the U.S., company and franchise net additions were 14 and 21 respectively. About 50% of the U.S. multibrand net additions represented conversions of existing single-brand restaurants, and 50% represented new-restaurant openings. Additionally, at the beginning of the second quarter, we opened our first multibranded restaurant with Back Yard Burgers, a conversion of a single-brand Taco Bell to a Taco Bell/Back Yard Burgers multibrand in Shepherdsville, Kentucky. Testing with Back Yard Burgers will continue with additional multibranded openings scheduled for the second quarter.

For 2002, Tricon continues to expect to add at least 325 company and franchise multibranded restaurants through new-restaurant openings and conversions of existing restaurants. About 60% of these additions are expected to be conversions of single-brand restaurants to mulitbrands and 40% are expected to be new multibrand restaurants.

FRANCHISE FEES

-----------------------------------------------------------
                                                     Q1
                                                  ---------
Franchise Net Restaurant Growth Vs. Q1 2001(a)      +2%

Franchise Fees (b)                                 $188
($ millions)

 $ Growth Vs. 2001                                  +5%
-----------------------------------------------------------
  Includes joint ventures, excludes licensed restaurants
  Includes joint ventures and licensed restaurants

Positive worldwide franchise same-store sales growth and net new-restaurant development drove franchise-fee growth in the first quarter. Foreign currency translation negatively impacted year-over-year growth by one percentage point.

CASH GENERATED AND RETURN ON INVESTED CAPITAL

-----------------------------------------------------------
($ millions)                                         Q1
                                                  ---------
Cash Generated                                     $281
  Capital Spending and Acquisitions                $132
  Debt Reduction                                   $109
  Share Repurchase                                  $8
  Return on Invested Capital                        NM
-----------------------------------------------------------

Cash generated for the first quarter continued to more than fund capital spending for worldwide restaurant growth and restaurant asset upgrades. The first quarter included $46 million of after-tax employee stock-option proceeds and $17 million of after-tax refranchising proceeds.

For 2002, the company expects to generate nearly $1.2 billion in cash, including $200 million in proceeds from stock-option exercises and $65 million from after-tax refranchising proceeds prior to capital spending of an estimated $750 million.

SECOND-QUARTER 2002 OUTLOOK

The company expects to earn $0.83 to $0.87 in ongoing operating EPS. This includes the impact of the acquisition of Yorkshire Global Restaurants (YGR) during the quarter. We are expecting this to impact our financial results for one four-week period, Period 6, in the second quarter.

Projected factors contributing to the company's EPS expectations are . . .

  International system-sales growth of 7% in U.S. dollar terms, or 10% prior to foreign exchange conversion. Revenue growth in the mid-teens range prior to foreign exchange conversion.

  International ongoing operating profit growth of 30% to 35% in U.S. dollar terms. This includes the timing benefit from a shift of the Chinese New Year to the second quarter this year from the first quarter last year. This factor adds several points of growth.

  U.S. portfolio blended company same-store sales growth of 2% to 3%. Revenue growth of 6% to 7%; the YGR acquisition contributes +3 to +4 percentage points of the growth.

  U.S. ongoing operating profit growth of 10% to 12%; the YGR acquisition contributes +2 percentage points of the growth.

  Worldwide company-restaurant margin up approximately 1.5 percentage points versus last year, including a projected 0.5 percentage-point benefit from the adoption of SFAS 142.

  General and administrative expenses up about 4% in dollar terms versus last year; up 1% versus last year excluding the YGR acquisition.

  Interest expense up slightly in dollar terms; flat versus last year excluding the YGR acquisition.

  Ongoing operating tax rate of 29% to 31%.

  Diluted average shares outstanding of about 157 million, up over 4 million shares or 3% higher versus last year.

YEAR 2002 OUTLOOK

Tricon now expects ongoing operating EPS of between $3.63 and $3.70 for the full year. Our previous guidance was $3.56 to $3.63 of ongoing operating EPS.

APRIL (PERIOD 4) SALES

Estimated U.S. portfolio blended same-store sales at company restaurants increased 2% during the four-week period ended April 20, 2002 (Period 4). For the comparable four-week period, U.S. same-store sales increased 9% at Taco Bell and 1% at KFC and decreased 3% at Pizza Hut.

For Period 4, International system sales increased 17% prior to foreign currency conversion or 12% after conversion to U.S. dollars. Year-to-date international system sales increased 11% prior to foreign currency conversion or 6% after conversion to U.S. dollars.

Same-store sales results for Period 5, 2002 (primarily the latter half of April and first half of May for the U.S. businesses), will be released Thursday, May 23, 2002.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include: changes in global and local business, economic and political conditions in the countries and territories where Tricon operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Tricon and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Tricon Global Restaurants, Inc. will hold a conference call to review the company's operating and financial performance at 9:00 a.m. EDT Tuesday, April 30, 2002.

Callers in the U.S. dial 877/815-2029. International callers dial 706/645-9271.

The call will be available for playback beginning Tuesday, April 30, at noon EDT through Tuesday, May 14, at midnight EDT. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback access code is 3678425.

The call and playback can be accessed via the Internet by visiting Tricon's Web site: www.triconglobal.com and selecting "1st Quarter Earnings Web Cast." (Real Player is required, which can be downloaded at no charge. The process could take at least 10 minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations at 502/874-2543
Scott Colosi, Director Investor Relations at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations at 502/874-8200

Individual shareholders are invited to contact

Scott Colosi, Director Investor Relations at 502/874-8918

Tricon Global Restaurants, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

                                                     12 Weeks Ended
                                              --------------------------     % Change
                                                3/23/02       3/24/01        B/(W) (a)
                                              -----------   ------------   -----------
Revenues
Company sales                                 $   1,426     $   1,326          7
Franchise and license fees                          188           180          5
                                              -----------   ------------
Revenues                                          1,614         1,506          7
                                              -----------   ------------

Costs and expenses, net
Company restaurants
   Food and paper                                   439           410         (7)
   Payroll and employee benefits                    395           371         (7)
   Occupancy and other operating expenses           369           359         (3)
                                              -----------   ------------
                                                  1,203         1,140         (6)
General and administrative expenses                 182           173         (5)
Franchise and license expenses(b)                    10            17         40
Other (income) expense(c)                            (5)           (4)        22
Facility actions net loss (gain)(d)                   9             2         NM
Unusual items (income) expense(e)                   (11)            2         NM
                                              -----------   ------------
Total costs and expenses, net                     1,388         1,330         (4)
                                              -----------   ------------
Operating profit                                    226           176         28

Interest expense, net                                34            39         15
                                              -----------   ------------

Income before income taxes                          192           137         40

Income tax provision                                 68            49        (39)
                                              -----------   ------------
Net income                                    $     124     $      88         41
                                              ===========   ============
Basic EPS Data
   EPS                                        $    0.85     $    0.60         41
                                              ===========   ============
  Average shares outstanding                        147           147          -
                                              ===========   ============
Diluted EPS Data
   EPS                                        $    0.80     $    0.59         37
                                              ===========   ============
  Average shares outstanding                        155           150         (3)
                                              ===========   ============

See accompanying notes.

Tricon Global Restaurants, Inc.
WORLDWIDE Ongoing Operating Results
(amounts in millions)
(unaudited)

                                                   12 Weeks Ended
                                            -------------------------      % Change
                                              3/23/02       3/24/01        B/(W)(a)
                                            -----------   -----------   -------------
System sales                                $   5,243     $   4,979           5
                                            ===========   ===========

Company sales                               $   1,426     $   1,326           7
Franchise and license fees                        188           180           5
                                            -----------   -----------
   Revenues                                     1,614         1,506           7
                                            -----------   -----------
Company restaurants
   Food and paper                                 439           410          (7)
   Payroll and employee benefits                  395           371          (7)
   Occupancy and other operating expenses         369           359          (3)
                                            -----------   -----------
                                                1,203         1,140          (6)
General and administrative expenses               182           173          (5)
Franchise and license expenses(b)                  10            17          40
Other (income) expense(c)                          (5)           (4)         22
                                            -----------   -----------
Ongoing operating profit(f)                       224           180          24
Interest expense, net                              34            39          15
Income tax provision                               66            53         (25)
                                            -----------   -----------
ONGOING OPERATING EARNINGS                  $     124     $      88          41
                                            ===========   ===========
ONGOING OPERATING EPS(f)                    $    0.80     $    0.59          37
                                            ===========   ===========
Average shares outstanding - diluted              155           150          (3)
                                            ===========   ===========
Ongoing operating tax rate                       34.7%         37.3%        2.6 ppts.
                                            ===========   ===========

Company sales                                   100.0%        100.0%
Food and paper                                   30.8          30.9         0.1 ppts.
Payroll and employee benefits                    27.7          27.9         0.2 ppts.
Occupancy and other operating expenses           25.9          27.1         1.2 ppts.
                                            -----------   -----------
Restaurant margin(f)                             15.6%         14.1%        1.5 ppts.
                                            ===========   ===========

Reconciliation of Ongoing Operating Profit to Reported Operating Profit(f)
-------------------------------------------------------------------------------------

U.S. ongoing operating profit               $     175     $     140         25
International ongoing operating profit             82            74         11
Unallocated and corporate expenses                (33)          (33)        (1)
Foreign exchange (loss)                             -            (1)        NM
                                            -----------   -----------
Ongoing operating profit                    $     224     $     180         24
Facility actions net (loss) gain(d)                (9)           (2)        NM
Unusual items income (expense) (e)                 11            (2)        NM
                                            -----------   -----------
Reported operating profit                   $     226     $     176         28
                                            ===========   ===========

Tricon Global Restaurants, Inc.
UNITED STATES Ongoing Operating Results
(amounts in millions)
(unaudited)

                                                12 Weeks Ended
                                         -------------------------      % Change
                                           3/23/02       3/24/01        B/(W)(a)
                                         -----------   -----------   ---------------

System sales                             $   3,427     $   3,229            6
                                         ===========   ===========

Company sales                            $   1,010     $     952            6
Franchise and license fees                     124           118            5
                                         -----------   -----------
   Revenues                                  1,134         1,070            6
                                         -----------   -----------
Company restaurants
   Food and paper                              286           273           (5)
   Payroll and employee benefits               314           296           (6)
   Occupancy and other expenses                251           252            1
                                         -----------   -----------
                                               851           821           (4)
General and administrative expenses             99            93           (6)
Franchise and license expenses(b)                9            16           45
                                         -----------   -----------
Ongoing operating profit(f)              $     175     $     140           25
                                         ===========   ===========

Company sales                                100.0%        100.0%
Food and paper                                28.4          28.6          0.2 ppts.
Payroll and employee benefits                 31.1          31.0         (0.1) ppts.
Occupancy and other operating expenses        24.8          26.6          1.8 ppts.
                                         -----------   -----------
Restaurant margin(f)                          15.7%         13.8%         1.9 ppts.
                                         ===========   ===========

Tricon Global Restaurants, Inc.
INTERNATIONAL Ongoing Operating Results
(amounts in millions)
(unaudited)

                                                   12 Weeks Ended
                                            -------------------------      % Change
                                               3/23/02      3/24/01        B/(W)(a)
                                            -----------   -----------   ----------------
System sales                                $   1,816     $   1,750             4
                                            ===========   ===========

Company sales                               $     416     $     374            11
Franchise and license fees                         64            62             3
                                            -----------   -----------
   Revenues                                       480           436            10
                                            -----------   -----------
Company restaurants
   Food and paper                                 153           137           (11)
   Payroll and employee benefits                   81            75            (8)
   Occupancy and other operating expenses         118           107           (11)
                                            -----------   -----------
                                                  352           319           (10)
General and administrative expenses                50            47            (8)
Franchise and license expenses(b)                   1             1            (8)
Equity income from investments in
   unconsolidated affiliates                       (5)           (5)           17
                                            -----------   -----------
Ongoing operating profit(f)                 $      82     $      74            11
                                            ===========   ===========

Company sales                                   100.0%        100.0%
Food and paper                                   36.7          36.7             -
Payroll and employee benefits                    19.4          20.0           0.6 ppts.
Occupancy and other operating expenses           28.5          28.6           0.1 ppts.
                                            -----------   -----------
Restaurant margin(f)                             15.4%         14.7%          0.7 ppts.
                                            ===========   ===========

Notes to the Condensed Consolidated Statements of Income and
Ongoing Operating Results
(tabular dollar amounts in millions)

  Percentages may not recompute due to rounding.

  Franchise and license expenses include provisions for estimated uncollectible fees, franchise and license marketing funding, amortization expense for franchise related intangible assets and certain other direct incremental franchise and license support costs. Franchise and license expenses also include rent income from subleasing restaurants to franchisees net of the related occupancy costs. In 2001, these amounts were reported in general and administrative expenses.

  Other (income) expense included the following:

                                                                     12 Weeks Ended
                                                              -----------------------
                                                               3/23/02      3/24/01
                                                              ----------   ----------
Equity income from investments in unconsolidated affiliates   $     (5)    $     (5)
Foreign exchange net loss                                            -            1
                                                              ----------   ----------
Total other (income) expense                                  $     (5)    $     (4)
                                                              ==========   ==========
  Facility actions net loss (gain) included the following:

                                                                     12 Weeks Ended
                                                              -----------------------
                                                               3/23/02      3/24/01
                                                              ----------   ----------
Refranchising net loss (gain)                                 $     (3)    $     (4)
Store closure costs                                                  8            2
Store impairment charges                                             4            4
                                                              ----------   ----------
Facility actions net loss (gain)                              $      9     $      2
                                                              ==========   ==========
  In the first quarter 2002, unusual items income of $11 million primarily resulted from recoveries related to the AmeriServe bankruptcy reorganization process.

  In the first quarter 2001, unusual items expense of $2 million primarily included costs of defending certain wage and hour litigation.

  Effective December 30, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") in its entirety. In accordance with the requirements of SFAS 142, we completed separate transitional impairment tests of goodwill and indefinite-lived intangibles, as of December 30, 2001, which indicated that there was no impairment. In addition, we ceased amortization of goodwill and indefinite-lived intangibles. The following table summarizes the favorable effect of SFAS 142 on restaurant margin and ongoing operating profit had SFAS 142 been effective in the first quarter of 2001:

                               U.S.          International       Unallocated       Worldwide
                           -------------   ----------------    --------------   ----------------
Restaurant profit          $     4         $        2          $       -        $     6
                           =============   ================    ==============   ================
Restaurant margin (%)          0.5 ppts.          0.5 ppts.            -            0.5 ppts.
Ongoing operating profit   $     4         $        3          $       -        $     7
                           =============   ================    ==============   ================

  Additionally, if SFAS 142 had been effective for the first quarter of 2001, reported net income and ongoing operating EPS would have increased by approximately $5 million and $0.03, respectively.

Tricon Global Restaurants, Inc.
Cash Generation/Use(a)
(amounts in millions)
(unaudited)

                                           12 Weeks Ended
                                      -------------------------
                                        3/23/02       3/24/01
                                      -----------   -----------
  Ongoing operating earnings          $     124     $      88

  Depreciation and amortization              78            73

  Refranchising proceeds, after tax          17            13

  AmeriServe                                 16            63

  Option proceeds                            46            10

  Debt addition, net                          -            20
                                      -----------   -----------
     Total cash generated                   281           267
                                      -----------   -----------

  Capital spending                          131            94

  Acquisitions                                1            49

  Debt reduction, net                       109             -

  Share repurchase                            8            10

  Other                                       6            89
                                      -----------   -----------

     Total cash uses                        255           242
                                      -----------   -----------

  Net increase in cash                $      26     $      25
                                      ===========   ===========
  This presentation of cash generation/use is not intended to be a substitute for cash flows reported in conformity with accounting principles generally accepted in the United States of America.

Tricon Global Restaurants, Inc.
Restaurant Units Activity Summary
For the 12 Weeks Ended March 23, 2002
(unaudited)

                                           United States
-------------------------------------------------------------------------------------------
                                                         Total
                                                       Excluding                   Total
                              Company   Franchisees    Licensees   Licensees       Units
                              --------  ------------  -----------  -----------  -----------
Pizza Hut U.S.
Balance at December 29, 2001   1,745         4,824        6,569        1,150        7,719
  New Builds                       2            18           20           21           41
  Acquisitions                     -             -            -            -            -
  Refranchising & Licensing        -             -            -            -            -
  Closures &  Divestitures        (6)          (30)         (36)         (26)         (62)
  Other                            -             -            -            -            -
                              --------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      1,741         4,812        6,553        1,145        7,698
                              ========  ============  ===========  ===========  ===========
% of Total                       23%           62%          85%          15%         100%

Taco Bell U.S.
Balance at December 29, 2001   1,265        3,828         5,093        1,351        6,444
  New Builds                       2            8            10            6           16
  Acquisitions                     1           (1)            -            -            -
  Refranchising & Licensing        -            -             -            -            -
  Closures &  Divestitures        (6)         (32)          (38)         (45)         (83)
  Other                            -            -             -          (30)         (30)
                              --------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      1,262         3,803        5,065        1,282        6,347
                              ========  ============  ===========  ===========  ===========
% of Total                       20%           60%           80%         20%         100%

KFC U.S.
Balance at December 29, 2001   1,274         4,081        5,355           44        5,399
  New Builds                      20            15           35            2           37
  Acquisitions                     -             -            -            -            -
  Refranchising & Licensing      (29)           29            -            -            -
  Closures & Divestitures         (7)          (16)         (23)           -          (23)
  Other                            -             -            -            -            -
                              --------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      1,258         4,109        5,367           46        5,413
                              ========  ============  ===========  ===========  ===========
% of Total                       23%           76%          99%           1%         100%

Total U.S.
Balance at December 29, 2001   4,284        12,733       17,017        2,545       19,562
  New Builds                      24            41           65           29           94
  Acquisitions                     1            (1)           -            -            -
  Refranchising & Licensing      (29)           29            -            -            -
  Closures &  Divestitures       (19)          (78)         (97)         (71)        (168)
  Other(a)                         -             -            -          (30)         (30)
                              --------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      4,261        12,724       16,985        2,473       19,458
                              ========  ============  ===========  ===========  ===========
% of Total                        22%           65%          87%          13%         100%
  Represents licensee units transferred from U.S. to International.

Tricon Global Restaurants, Inc.
Restaurant Units Activity Summary
For the 12 Weeks Ended March 23, 2002
(unaudited)

                                                   International
-----------------------------------------------------------------------------------------------------------

                                                                         Total
                                        Unconsolidated                 Excluding                   Total
                               Company   Affiliates     Franchisees    Licensees    Licensees      Units
                              --------  --------------  ------------  -----------  -----------  -----------

Pizza Hut International
Balance at December 29, 2001     763         860             2,480        4,103          169        4,272
  New Builds                      18          12                32           62            -           62
  Acquisitions                     -          38               (38)           -            -            -
  Refranchising & Licensing       (2)         (1)                3            -            -            -
  Closures & Divestitures        (11)         (1)              (43)         (55)          (2)         (57)
  Other                            -           -                 -            -            -            -
                              --------  --------------  ------------  -----------  -----------  -----------
Balance at March 23, 2002        768         908             2,434        4,110          167        4,277
                              ========  ==============  ============  ===========  ===========  ===========
% of Total                       18%         21%               57%          96%           4%         100%

Taco Bell International
Balance at December 29, 2001      39          31               140          210           29          239
  New Builds                       -           -                 2            2            -            2
  Acquisitions                     -           -                 -            -            -            -
  Refranchising & Licensing        -           -                 -            -            -            -
  Closures &  Divestitures        (1)         (1)                -           (2)           -           (2)
  Other                            -           -                 -            -           30           30
                              --------  --------------  ------------  -----------  -----------  -----------
Balance at March 23, 2002         38          30               142          210           59          269
                              ========  ==============  ============  ===========  ===========  ===========
% of Total                       14%         11%               53%          78%          22%         100%

KFC International
Balance at December 29, 2001   1,349       1,109             3,910        6,368           48        6,416
  New Builds                      51          12                44          107            -          107
  Acquisitions                     -           -                 -            -            -            -
  Refranchising & Licensing       (5)         (3)                8            -            -            -
  Closures &  Divestitures        (6)         (2)              (28)         (36)          (1)         (37)
  Other                            -           -                 -            -            -            -
                              --------  --------------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      1,389       1,116             3,934        6,439           47        6,486
                              ========  ==============  ============  ===========  ===========  ===========
% of Total                       21%         17%               61%          99%           1%         100%

Total International
Balance at December 29, 2001   2,151       2,000             6,530       10,681          246       10,927
  New Builds                      69          24                78          171            -          171
  Acquisitions                     -          38               (38)           -            -            -
  Refranchising & Licensing       (7)         (4)               11            -            -            -
  Closures &  Divestitures       (18)         (4)              (71)         (93)          (3)         (96)
  Other(a)                         -           -                 -            -           30           30
                              --------  --------------  ------------  -----------  -----------  -----------
Balance at March 23, 2002      2,195       2,054             6,510       10,759          273       11,032
                              ========  ==============  ============  ===========  ===========  ===========
% of Total                       20%         19%               59%          98%           2%         100%

                                                   Worldwide
-----------------------------------------------------------------------------------------------------------
Total Tricon
Balance at December 29, 2001   6,435       2,000            19,263       27,698        2,791       30,489
  New Builds                      93          24               119          236           29          265
  Acquisitions                     1          38               (39)           -            -            -
  Refranchising & Licensing      (36)         (4)               40            -            -            -
  Closures &  Divestitures       (37)         (4)             (149)        (190)         (74)        (264)
  Other                            -           -                 -            -            -            -
                              --------  --------------  ------------  -----------  ----------   -----------
Balance at March 23, 2002      6,456       2,054            19,234       27,744        2,746       30,490
                              ========  ==============  ============  ===========  ==========   ===========
% of Total                       21%          7%               63%          91%           9%         100%
  Represents licensee units transferred from U.S. to International.

Tricon Global Restaurants, Inc.
Multibrand Restaurants
For the 12 Weeks Ended March 23, 2002
(unaudited)

                                            U.S.                     International                      Worldwide
                              ----------------------------  ----------------------------  ---------------------------
                               Net Additions                 Net Additions                 Net Additions
                              --------------                --------------                --------------
                                                 Total                         Total                        Total
                                               Multibrand                    Multibrand                    Multibrand
                                 12 Weeks      Restaurants     12 Weeks      Restaurants     12 Weeks     Restaurants
                              Ended 3/23/02      3/23/02     Ended 3/23/02     3/23/02    Ended 3/23/02     3/23/02
                              --------------  ------------  --------------  ------------  --------------  -----------

KFC
   Taco Bell(a)(b)                   (1)            613             1              52             -             665
   Pizza Hut(a)                       3             123             -              63             3             186
   A&W                               10              81             -               -            10              81
   Taco Bell/Pizza Hut 3 'n 1         3              44             -               4             3              48
   Long John Silver's                 1               6             -               -             1               6
   Chock Full O'Nuts                 (1)              2             -               -            (1)              2
   WingWorks(c)                       -               1             -               -             -               1
                              --------------  ------------  --------------  ------------  --------------  -----------
                                     15             870             1             119            16             989
Taco Bell
   Pizza Hut(a)                      19             560             1              14            20             574
   Long John Silver's                 1               3             -               -             1               3
                              --------------  ------------  --------------  ------------  --------------  -----------
                                     20             563             1              14            21             577

Pizza Hut
   KFC                                -               -             -               -             -               -
   Taco Bell                          -               -             -               -             -               -
                              --------------  ------------  --------------  ------------  --------------  -----------
                                      -               -             -               -             -               -

Total                                35           1,433             2             133            37           1,566
                              ==============  ============  ==============  ============  ==============  ===========
  For total multibrand restaurants as of March 23, 2002, we reclassified 19 restaurants from KFC/Taco Bell to KFC/Pizza Hut and one restaurant from KFC/Taco Bell to Taco Bell/Pizza Hut in the International business segment.

  For total multibrand restaurants as of March 23, 2002, to the International business segment we added 8 KFC/Taco Bell restaurants, which were previously counted as single-brand restaurants. These restaurants are not included as net additions for the first quarter of 2002.

  For total multibrand restaurants as of March 23, 2002, we added one KFC/WingWorks restaurant to the U.S. business segment, which was previously counted as a single-brand restaurant. This restaurant is not included as a net addition for the first quarter of 2002.